Exhibit 99.1

[LOGO]

DSP Group, Inc. Reports Third Quarter 2003 Earnings

Achieves all time revenue record

SANTA CLARA, Calif., October 20, 2003—DSP Group, Inc. (NASDAQ: DSPG) today announced its results for the quarter ended September 30, 2003.

Revenues for the third quarter of 2003 were $47,178,000, an increase of 7% from revenues of $44,005,000 for the third quarter of 2002. Net income for the third quarter of 2003 was $9,640,000 compared with $8,772,000 for the third quarter of 2002 (which included net income of $981,000 related to the discontinued operations of the DSP cores licensing business). Diluted earnings per share (EPS) for both the third quarter of 2003 and 2002 was $0.32. Diluted EPS for the third Quarter of 2002 included an amount of $0.03 related to the discontinued operations.

Eli Ayalon, Chairman & CEO of DSP Group, stated, “We are very pleased with the third quarter results, especially for our continuous quarterly revenue growth on a year-over-year basis for the 9th consecutive quarter. The third quarter is usually the strongest seasonal quarter in our business, we have encountered strong demand for all of our product lines in the third quarter of 2003. We continue to have strong bookings and good visibility into the fourth quarter of 2003”.

Moshe Zelnik, CFO of DSP Group, stated: “As previously announced, during the third quarter of 2003, we repurchased 360,000 shares of our Common Stock for a total amount of $7,871,000, at an average price of $21.86 per share. As of September 30, 2003, our cash position, consisting of cash, cash equivalents and marketable securities, reached a level of approximately $267.7 million, reflecting approximately $23.8 million of positive cash flow from operations during the first nine months of 2003”.

About DSP Group

DSP Group, Inc. is a fabless semiconductor company that is a leader in the short-range wireless market. By combining its DSP cores technology with advanced RF, communication, video technology and speech-processing algorithms, DSP Group is a worldwide leader in developing and providing short-range communication applications that include digital 900MHz, 2.4GHz, DECT (1.9GHz), 5.8GHz and Bluetooth for voice, data and video communication in residential, SOHO, SME, enterprise and automotive applications. DSP Group’s products include advanced RF CMOS and communications technology. DSP Group also develops and markets embedded, integrated silicon/software solution for Voice-over-Digital-Subscriber Line (VoDSL) and Voice-over-Internet-Protocol (VoIP) applications, as well as other Voice-over-Packet applications for Integrated Access Device (IAD) and IP phone. More information about DSP Group is available at www.dspg.com.

This press release may contain statements that qualify as “forward-looking statements” under the Private Securities Litigation Reform Act of 1995, including statements made by Mr. Ayalon relating to strong booking and good visibility into the fourth quarter of 2003. These forward-looking statements are based on current expectations and DSP Group assumes no obligation to update this information. In addition, the events described in these forward-looking statements may not actually arise. DSP Group’s actual results could differ materially from those described in this press release as a result of various factors, including unexpected delays in the introduction of new products; failure to achieve broad market acceptance of existing and new products by existing and potential OEM customers; DSP Group’s inability to add new customers and develop and produce new products at competitive costs and in a timely manner; and general market demand for products that incorporate DSP Group’s technology in the market. These factors and other factors which may affect future operating results or DSP Group’s stock price are discussed under “RISK FACTORS” in the Form 10-K for the year ended December 31, 2002, as well as other reports, including Form 10-Qs, DSP Group has filed with the Securities and Exchange Commission and which are available on DSP Group’s Web site (www.dspg.com) under Investor Relations.

Earnings conference call

DSP Group has scheduled a conference call for 8:30 a.m. EDT today to discuss third quarter results and invites you to listen to a live broadcast over the Internet. The broadcast can be accessed by all interested parties through the Investor Relations section (investor message board) of DSP Group’s Web site at www.dspg.com or link to: http://phx.corporate-ir.net/phoenix.zhtml?c=101665&p=irol-calendar.

If you cannot join the call, please listen to the replay, which will be available for approximately two weeks after the call on DSP Group’s Web site or by calling the following numbers:

—US Dial-In # 1-888-286-8010 (passcode: 93262663)

—International Dial-In # 617-801-6888 (passcode: 93262663)

For more information, please contact Yaniv Arieli, President of US Operations, Investor Relations, DSP Group at (408) 986-4423.

DSP GROUP, INC.

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts)

	Three Months Ended Sept 30,		Nine Months Ended Sept 30,
	2003	2002	2003	2002

Product revenues and other	$47,178	44,005	$114,739	$97,029
Cost of product revenues and other	25,643	26,433	63,626	58,199

Gross profit	21,535	17,572	51,113	38,830
Operating expenses:
Research and development	6,704	5,245	17,402	15,124
Sales and marketing	3,429	3,501	8,616	7,978
General and administrative	1,899	1,608	5,006	3,524
In-process research & development write-off	—	—	2,727	—
Aborted spin off expenses and other	—	—	—	865

Total operating expenses	12,032	10,354	33,751	27,491

Operating income	9,503	7,218	17,362	11,339
Other income
Interest and other income, net	2,112	2,416	5,945	7,566

Income after financial and other income	11,615	9,634	23,307	18,905
Impairment of available-for-sale marketable securities	—	—	—	(*)(9,815)
Capital gains	—	—	241	—

Income before provision for income taxes	11,615	9,634	23,548	9,090
Provision for income
Taxes	1,975	1,843	4,154	(**) 44

Net income from continuing operations	9,640	7,791	19,394	9,046
Net income from discontinued operations (***)	—	981	—	2,492

Net income	$9,640	$8,772	$19,394	$11,538

Net earnings per share for continuing operations:
Basic	$0.34	$0.29	$0.70	$0.34
Diluted	$0.32	$0.29	$0.66	$0.32
Net earnings per share for discontinued operations:
Basic	$0.00	$0.03	$0.00	$0.09
Diluted	$0.00	$0.03	$0.00	$0.09
Net earnings per share (combined):
Basic	$0.34	$0.32	$0.70	$0.43
Diluted	$0.32	$0.32	$0.66	$0.41

Weighted average number of shares of Common Stock used in computing of:
Basic	28,168	27,104	27,677	27,030
Diluted	30,142	27,707	29,343	27,848

(*)	Related to impairment of marketable securities
(**)	Included a tax credit related to impairment of marketable securities
(***)	Related to the DSP cores licensing business (Ceva) which was discontinued in November 2002 following the combination of Ceva with Parthus Technologies plc to form ParthusCeva, Inc.

DSP GROUP, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands)

	September 30, 2003	December 31, 2002
	(Unaudited)	(Audited)
Assets
Current assets:
Cash and cash equivalents	$35,316	$39,919
Marketable securities	47,177	45,371
Trade receivables, net	18,131	4,873
Inventories	7,316	6,916
Other accounts receivable	1,740	1,352
Deferred income taxes	1,685	1,685
Assets of discontinued operation, net	679	4,737

Total current assets	112,044	104,853
Property and equipment, net	4,597	4,690
Long term marketable securities	185,169	150,692
Investment in equity security of traded companies	34,023	12,031
Severance pay fund	2,177	1,616
Long term pre-paid expenses and lease deposits	421	386
Goodwill	5,804	5,804
Other intangible assets	2,230	—

Total Assets	$346,465	$280,072

Liabilities and Stockholders’ Equity
Current liabilities:
Trade payable	$9,420	$6,745
Other current liabilities	32,898	21,552

Total current liabilities	42,318	28,297
Long term liabilities:
Accrued severance pay	2,325	1,686
Deferred income taxes	10,200	2,371
Other long term liabilities	1,421	—

Total long term liabilities	13,946	4,057
Stockholders’ equity:
Common Stock	29	27
Additional paid-in capital	173,021	156,443
Accumulated other comprehensive income	14,798	476
Retained earnings	102,353	90,772

Total stockholders’ equity	290,201	247,718

Total liabilities and stockholders’ equity	$346,465	$280,072